UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

ANSWERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32255 (Commission File Number)	98-0202855 (IRS Employer Identification No.)

237 West 35th Street, Suite 1101 New York, NY (Address of principal executive offices)	10001 (Zip code)

Registrant’s telephone number, including area code: (646) 502-4777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 14, 2011, at a special meeting of stockholders (the “Special Meeting”), the stockholders of Answers Corporation (“Answers”) adopted that certain Agreement and Plan of Merger, dated as of February 2, 2011, by and among AFCV Holdings, LLC (“AFCV”), A-Team Acquisition Sub, Inc., an indirect, wholly owned subsidiary of AFCV (“Merger Sub”) and Answers (the “Merger Agreement”), after which AFCV completed its acquisition of Answers.  Pursuant to the terms of the Merger Agreement, on April 14, 2011, Merger Sub merged with and into Answers in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with Answers continuing as the surviving entity as a wholly owned subsidiary of AFCV (the “Merger,” and the effective time of the Merger referred to herein as the “Effective Time”).

At the Effective Time, each outstanding share of Answers common stock (other than those shares with respect to which appraisal rights were available, properly exercised and not withdrawn) was converted into the right to receive $10.50 in cash. Also at the effective time of the Merger, each outstanding share of Answers Series A Preferred Stock (other than those shares with respect to which appraisal rights were available, properly exercised and not withdrawn) was converted into the right to receive $237.98 in cash, and each outstanding share of Answers Series B Preferred Stock (other than those shares with respect to which appraisal rights were available, properly exercised and not withdrawn) was converted into the right to receive $191.35 in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Answers’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2011 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on April 14, 2011, Answers notified the NASDAQ Stock Market (“NASDAQ”) that the Effective Time had occurred, and trading of Answers common stock on The NASDAQ Capital Market has been suspended, beginning April 15, 2011.  Answers also has requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to remove Answers’ common stock from listing on The NASDAQ Capital Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Answers intends to file a certification on Form 15 to suspend Answers’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure under Item 2.01 hereto is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, on April 14, 2011, a change in control of Answers occurred, and Answers now is a wholly owned subsidiary of AFCV.  The disclosure under Item 2.01 hereto is incorporated herein by reference.

On April 14, 2011, Answers issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, all of the directors of Answers as of immediately prior to the Effective Time resigned as directors of Answers effective as of the Effective Time.

Pursuant to the terms of the Merger Agreement, the members of the AFCV board of directors, David Karandish and Mood Rowghani, became the members of the Answers board of directors, effective as of the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Answers were amended and restated in their entirety to read, in the name of Answers, as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the Effective Time.  The amended and restated certificate of incorporation and amended and restated bylaws of Answers are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Proposals 1 and 2 were approved by Answers’ stockholders.  The proposals are described in detail in the definitive proxy statement filed by Answers with the SEC on February 28, 2011.  At the Special Meeting, the holders of 8,408,360 shares of Answers’ capital stock, which represents approximately 77.88 percent of the shares of the Answers’ capital stock outstanding and entitled to vote as of the record date of March 11, 2011, were represented in person or by proxy.  The voting results of the Special Meeting are set forth below.

Proposal 1 — Approval of Merger Agreement – Answers’ stockholders adopted the Merger Agreement.  The voting results were 6,163,924 shares “FOR,” 2,237,893 shares “AGAINST,” and 4,462 abstentions.

Proposal 2 — Adjournment of Special Meeting to Solicit Additional Proxies if there is an Insufficient Number of Votes to Approve the Merger Agreement – Answers’ stockholders approved the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there had been an insufficient number of votes at the time of such adjournment to adopt the Merger Agreement.  The voting results were 6,140,220 shares “FOR,” 2,258,731 “AGAINST,” and 9,409 abstentions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 2, 2011, by and among AFCV Holdings, LLC, A-Team Acquisition Sub, Inc., and Answers Corporation (incorporated herein by reference to Exhibit 2.1 to Answers’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2011)
3.1	Amended and Restated Certificate of Incorporation of Answers Corporation
3.2	Amended and Restated Bylaws of Answers Corporation
99.1	Press Release dated April 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Answers Corporation
Date:	April 15, 2011	By:	/s/ Caleb A. Chill
			Name:	Caleb A. Chill
			Title:	VP General Counsel & Corporate Secretary